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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated February 12, 2003, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. as of December 31, 2002 and for the year ended December 31, 2002.

        /s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
March 26, 2003